NEW AGE ALPHA FUNDS TRUST N-14

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Opportunity Fund, NAA Market Neutral Real Estate Fund, NAA Risk Managed Real Estate Fund, and NAA Allocation Fund, each a series of New Age Alpha Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 19, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Core Fund, NAA SMid Cap Value Fund, NAA Mid Growth Fund, and NAA World Equity Income Fund, each a series of New Age Alpha Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 19, 2024